UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 19, 2016

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

(a) and (b). At the Annual Meeting of Shareholders of the Company held on July 19, 2016:

The persons elected as directors of the Company and the voting for such persons were as follows:

			Broker
Name	Votes For	Votes Against	Non-Votes
Dale Blanchfield	17,065,480	1,107,526	983,163
Emily J. Groehl	17,856,591	316,415	983,163
Brian E. Shore	17,619,236	553,770	983,163
Carl W. Smith	17,842,942	330,064	983,163
Steven T. Warshaw	17,838,211	334,795	983,163

The proposal to approve an advisory (non-binding) resolution relating to 2016 fiscal year compensation of the named executive officers was approved by the Shareholders. There were 17,948,899 votes for such approval, 181,894 votes against, 42,213 abstentions and 983,163 broker non-votes.

The appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 26, 2017 was ratified by the Shareholders. There were 19,127,507 votes for such ratification, 9,898 votes against, 18,764 abstentions and zero broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: July 22, 2016	By:	/s/ Stephen E. Gilhuley
	Name:	Stephen E. Gilhuley
	Title:	Executive Vice President – Administration and Secretary